                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated March 1, 2001 included in Form 8-K/A of PetroCorp Incorporated, relating to the consolidated balance sheet of Southern Mineral Corporation and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on form 10-K/A of Southern Mineral Corporation.

                                                /s/ KPMG LLP
                                                -------------------------------
                                                KPMG LLP

Houston, Texas
August 9, 2001